UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2026

Andersen Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-43014	33-4630773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Bush Street
Suite 1700
San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

(415) 764-2700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	ANDG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement

On June 25, 2026, Andersen Tax LLC, a Delaware limited liability company (the “Borrower”), entered into a Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A. (“JPMorgan”), in its capacity as administrative agent and lender. The Credit Agreement was entered into by and among the Borrower, Andersen Tax Holdings LLC, Andersen Group Inc., AT Umbrella LLC, Andersen Global Mobility LLC, and the lenders party thereto (collectively, the “Loan Parties”).

Credit Agreement

Overview of the Facility

The Credit Agreement provides for a $50.0 million asset-based revolving credit facility (the “Revolving Credit Facility”). The Revolving Credit Facility matures three (3) years from the Closing Date and may be used for general corporate purposes, refinancing of existing debt, permitted acquisitions, and ongoing working capital needs.

Borrowing Base and Sublimit

Borrowing availability under the Revolving Credit Facility is determined by reference to an asset-based borrowing base, which includes up to 85% of eligible time and materials corporate client accounts receivable that are less than 120 days past the invoice date, less standard asset-based reserves including potential dilution and deferred revenue reserves. The Revolving Credit Facility includes a sublimit of $5.0 million for letters of credit. There is one letter of credit issued for approximately $1.3 million.

Guarantees and Collateral

The obligations of the Borrower under the Credit Agreement are unconditionally guaranteed by the other Loan Parties, which include Andersen Tax Holdings LLC, Andersen Group Inc., AT Umbrella LLC, Andersen Global Mobility LLC, and future material domestic subsidiaries of the Borrower. The Credit Agreement is secured by a first lien on all assets of the Loan Parties. The security interests are memorialized in a Pledge and Security Agreement dated as of the Closing Date among the Loan Parties and JPMorgan in its capacity as administrative agent.

Interest Rates and Fees

Borrowings under the Revolving Credit Facility bear interest at a floating rate equal to Term SOFR plus 175 basis points. The Revolving Credit Facility is subject to an unused line fee of 25 basis points per annum on the unused portion of the commitment and an upfront fee of 25 basis points. There is no early termination fee.

Financial and Other Covenants

The Credit Agreement includes a springing minimum fixed charge coverage ratio (“FCCR”) requirement of 1.00x, tested monthly on a trailing twelve-month basis, that becomes effective if borrowing availability falls below 25% of the line cap (with a $6.0 million floor). For the trailing twelve-month testing periods through November 2026, the FCCR definition excludes specialty allocated income, pre-IPO book income discretionary distributions, and redemptions, with all post-IPO income discretionary distributions to be captured. The FCCR test excludes non-Loan Parties from calculations.

Borrowers may make discretionary distributions, earnout payments, and subordinated debt principal payments only if: (i) pro forma availability exceeds 20% of the line cap (with a $4.5 million floor) and pro forma FCCR is 1.00x, or pro forma availability exceeds 25% of the line cap (with a $6.0 million floor); (ii) no existing or pro forma default exists; and (iii) the Lenders have received notice that the payment conditions are satisfied.

Permitted acquisitions are subject to the following conditions: (A) for domestic acquisitions, total consideration does not exceed $25 million; (B) for foreign acquisitions during an undrawn period, total consideration does not exceed $15 million per transaction and $75 million in the aggregate per annum; (C) for foreign acquisitions during a drawn period, total consideration does not exceed $15 million per transaction and $75 million in the aggregate per annum; (D) no existing or pro forma event of default exists; and (E) standard acquisition documentation and certifications are provided to the Lenders. Any newly formed or acquired material domestic subsidiary (defined as domestic subsidiaries representing more than 5% of trailing four quarter consolidated revenue) must join as a Loan Party within 120 days of acquisition closing. Foreign subsidiaries are not required to join as Loan Parties.

Investments, Loans, and Guarantees

The Loan Parties may make investments, loans, advances, and guarantees in respect of non-Loan Party subsidiaries up to $10 million in the aggregate without satisfaction of payment conditions. Investments, loans, and guarantees exceeding $10 million in the aggregate require notice that payment conditions are satisfied.

Prepayment Events

Prepayment events, including dispositions of assets with a fair value exceeding $10 million, casualty losses, issuance of equity interests, and incurrence of indebtedness outside permitted baskets, require mandatory paydown of the Revolving Credit Facility only if availability falls below 25% of the line cap (with a $6.0 million floor).

Financial Reporting and Collateral Reporting

The Loan Parties must provide: (i) annual audited consolidated financial statements and 10-K of Andersen Group Inc. within 120 days of fiscal year-end, together with a consolidating schedule of Loan Parties and non-Loan Parties; (ii) quarterly internal consolidating financial statements and compliance certificates within 60 days of fiscal quarter-end; and (iii) annual consolidating projections by the previous fiscal year-end. Interim reporting will escalate from quarterly to monthly if availability falls below 25% of the line cap (with a $6.0 million floor), with monthly financials and compliance certificates due within 45 days of fiscal month-end.

Collateral reporting requirements include: (A) quarterly borrowing base reports within 45 days of fiscal quarter-end during undrawn periods, escalating to weekly if availability falls below 20% of the line cap (with a $4.5 million floor); and (B) monthly borrowing base reports within 30 days of fiscal month-end during drawn periods, escalating to weekly if availability falls below 20% of the line cap (with a $4.5 million floor).

Subordination

Certain obligations of the Loan Parties to Andersen Aggregator LLC under certain subordinated promissory notes are subordinated to the Loan Parties’ obligations under the Credit Agreement pursuant to a Subordination Agreement dated June 25, 2026 among the Loan Parties, Andersen Aggregator LLC, and JPMorgan in its capacity as administrative agent. Permitted subordinated debt payments, consisting of regularly scheduled interest payments (not exceeding 7.63% per annum) and, at any time the payment condition is satisfied, regularly scheduled and voluntary principal prepayments, may continue to be made to Andersen Aggregator LLC in accordance with the terms of the subordination agreement.

General

Except as expressly set forth in the Credit Agreement, the representations, warranties, and covenants contained in the Credit Agreement are customary for credit facilities of this type. The Credit Agreement also contains customary events of default, including non-payment, misrepresentation, breach of covenant, cross-default, insolvency, and change of control.

The foregoing summary is qualified in its entirety by reference to the full text of the Credit Agreement and the related loan documents, including the Pledge and Security Agreement and the Subordination Agreement, which are attached as Exhibits to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) The following exhibits are being filed herewith:

Exhibit No.	Description

10.1	Credit Agreement dated June 25, 2026 among Andersen Tax LLC (the “Borrower”), an indirect subsidiary of Andersen Group Inc. (the “Company”) and JPMorgan Chase Bank, N.A., as Administrative Agent

10.2	Subordination Agreement dated June 25, 2026 among AT Umbrella LLC, Andersen Aggregator LLC and JPMorgan Chase Bank, N.A.

10.3	Pledge and Security Agreement dated June 25, 2026 by and among Andersen Tax LLC, (the “Borrower”), Andersen Tax Holdings LLC, (“Holdings”), Andersen Group Inc., (“AGI”), AT Umbrella LLC, (“ATU”), Andersen Global Mobility LLC, (“Mobility”) and JPMorgan Chase Bank, N.A.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDERSEN GROUP INC.

Date: June 29, 2026	By:	/s/ Mark L. Vorsatz
	Name: Title:	Mark L. Vorsatz Chief Executive Officer

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